UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 18, 2021, Independence Realty Operating Partnership, LP (“IROP”), the limited partnership through which Independence Realty Trust, Inc. (“IRT”) owns its assets and conducts its operations, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”‘) dated as of May 18, 2021 by and among IROP and the subsidiary borrowers named therein, collectively, as borrower, and the banks set forth in the Credit Agreement. IRT has unconditionally guaranteed all obligations of IROP and the other borrowers under the Credit Agreement.

The Credit Agreement amended and restated in its entirety an existing credit agreement dated as of May 9, 2019 (the “Prior Credit Agreement”) by and among IROP, as borrower, the subsidiary borrowers named therein, and the banks set forth in the Prior Credit Agreement.  IRT had unconditionally guaranteed all obligations of IROP and the other borrowers under the Prior Credit Agreement.

The Credit Agreement provides a $550 million senior unsecured facility (the “Facility”) consisting of a $350 million revolving line of credit (the “Revolving Credit Loan”) and a new $200 million term loan (the “Term Loan”). Substantially all the proceeds of the Term Loan were applied at closing to repay the outstanding balance under the revolving credit facility established under the Prior Credit Agreement and the balance of the proceeds will be used for general corporate purposes. Up to 10% of the Revolving Credit Loan is available for swingline loans, and up to 10% of the Revolving Credit Loan is available for the issuance of letters of credit (together with the Revolving Credit Loan, collectively, the “Facility”). Additionally, IROP has the right to request an increase in the aggregate amount of the Facility to up to $600 million, subject to certain terms and conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts, which such increase may be allocated to the Revolving Credit Loan or the Term Loan, at IROP’s option and in accordance with the Credit Agreement.  The maturity date on the borrowings outstanding under the Revolving Credit Loan is May 9, 2023; provided, that IROP has the option to extend borrowings under the Revolving Credit Loan for two additional six-month periods subject to certain terms and conditions, including payment of  an extension fee. The maturity date of the Term Loan is May 18, 2026.  IROP may prepay the Facility, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings. The Credit Agreement contains customary representations and warranties, financial covenants, negative and affirmative covenants and events of default.

Borrowings under the Revolving Credit Loan will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 125 to 200 basis points, or (ii) a base rate plus a margin of 25 to 100 basis points and borrowings under the Term Loan will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 120 to 190 basis points, or (ii) a base rate plus a margin of 20 to 90 basis points.  The applicable margin will be determined based upon IROP’s leverage ratio. The Facility requires monthly payments of interest only, but requires mandatory prepayments under certain circumstances, as set forth in the Credit Agreement.  At the time of closing, based on IROP’s leverage ratio, the margin spread to LIBOR was 135 basis points for the Revolving Credit Loan and 125 basis points for the Term Loan.

Certain of the banks and financial institutions that are parties to the Credit Agreement and their respective affiliates have in the past provided, are currently providing, and in the future may continue to provide investment banking, commercial banking and other financial services to IRT and IROP and their affiliates in the ordinary course of business for which they have received and will receive customary compensation.

The foregoing description of the Credit Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the execution of the Credit Agreement, on May 18, 2021 the Company issued a press release, which is attached as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1

Second Amended and Restated Credit Agreement (the “Credit Agreement”‘) dated as of May 18, 2021 by and among IROP and the subsidiary borrowers named therein, collectively, as borrower, Citibank, N.A. (“Citibank”) and KeyBank National Association (“KeyBank”), as the initial lenders, issuing lenders and swing loan lenders, the other lending institutions party thereto, KeyBank, as administrative agent, Citibank and The Huntington National Bank (“HNB”) as Revolving Facility Co-Syndication Agents, Regions Bank (“Regions”) and Capital One, National Association (“Capital One”) as Term Loan Co-Syndication Agents, and Bank of American, N.A. (“BofA”), Capital One, Citizens Bank, NA (“Citizens”), Comerica Bank (“Comerica”), PNC Bank, National Association (“PNC Bank”), Regions and Truist Bank as Co-Documentation Agents, Citibank and KeyBanc Capital Markets (“KeyBanc Capital”) as Joint Bookrunners and Citibank and KeyBanc Capital as Revolving Facility Joint Lead Arrangers and KeyBanc Capital, Capital One and Regions Capital Markets as Term Loan Join Lead Arrangers.

99.1	Press release, dated May 18, 2021, issued by Independence Realty Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 18, 2021	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer